EXHIBIT 10.3

FIRST AMENDMENT

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This first amendment to membership interest purchase agreement (the “First Amendment”) is made and entered into as of January 3, 2025 (the “Amendment Date”) by and among Fox Farms LLC, a Nevada limited liability company (the “Buyer”), DEP Nevada, Inc., a Nevada corporation (“Seller”), and Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”). As used herein, the Buyer, the Seller, and the Company may individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Seller and Company entered into that certain membership interest purchase agreement dated January 31, 2024, attached as Attachment 2 (the “MIPA”) with Vegas Brazil, LLC, a California limited liability company (the “Former Purchaser”) wherein Seller would sell and transfer to and the Former Purchaser would purchase from Seller, 100% of the outstanding membership interest of the Company.

WHEREAS, pursuant to that certain assignment and assumption agreement between the Former Purchaser (as assignor), Buyer (as assignee), Seller, and Company, dated December 30, 2024, attached as Attachment 1 (the “Assignment Agreement”), the Former Purchaser assigned all of its duties, rights, obligations, privileges, and duties as the purchaser under the MIPA to the Buyer, and the Buyer assumed all of the Former Purchaser’s duties, rights, obligations, privileges, and duties under the MIPA, and the Seller and Company each consented to such assignment.

WHEREAS, the Parties desire to amend the MIPA with this First Amendment to reflect the terms of the Assignment Agreement and to further amend and modify certain terms and provisions as set forth below (the MIPA together with this First Amendment, being the “Agreement”).

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

I. Definitions. All capitalized or defined terms contained in this First Amendment, unless otherwise defined, shall have the meanings ascribed to them in the MIPA. All capitalized terms used and defined in this First Amendment shall be incorporated by reference into the MIPA as new definitions.

II. Amendments.

A. Global Amendments.

a.	Global Amendment of Buyer. Effective as of the Amendment Date, the “Buyer” and “Purchaser” of the Acquired Securities is hereby amended and restated to mean Fox Farms LLC. Any references in the MIPA (or any exhibits or attachments thereto), or this First Amendment to the “Buyer” or “Purchaser” shall henceforth refer to Fox Farms LLC.

b.	Additional Global Intent. The overall intent of the Parties in entering into this First Amendment is: (i) first and foremost to reflect Fox Farms LLC as the new Buyer and purchaser and to fully remove the Former Purchaser from the MIPA and all schedules and exhibits, (ii) to modify the purchase price and payment terms, (iii) to remove certain provisions and exhibits that are no longer applicable and relevant to the Parties, and (iv) to make additional minor substantive changes to overall MIPA . The Parties intend for all of the other terms and provisions of the MIPA to apply as equally or comparably as possible, mutatis mutandis, to the intent of the Parties in every respect within the original spirit and context of the MIPA.

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B. Recitals.

a.	Effective as of the Amendment Date, the first two Recitals shall be deleted in their entirety.

C. Definitions.

a.	Deletion of Certain Definitions. Effective as of the Amendment Date, the following definitions shall be deleted in their entirety and all references to the applicable capitalized term in the Agreement shall hereby be deleted and removed: Section 1.01(a), Section 1.01(c), Section 1.01(d), Section 1.01(q), Section 1.01(r), Section 1.01(s), Section 1.01(t), Section 1.01(nn), Section 1.01(zz), Section 1.01(aaa), Section 1.01(eee), Section 1.01(hhh), Section 1.01(iii), Section 1.01(jjj). For sake of clarity and to avoid confusion with subsection numbering, the deleted subsections referenced in the foregoing shall be maintained in the Agreement as “intentionally omitted” and the deletion such subsections shall not affect the numbering of subsequent subsections in Section 1.01.

b.	Amendment of Section 1.01(f). Effective as of the Amendment Date, the definition of “Ancillary Agreements” found in Section 1.01(f) shall be amended and restated in its entirety as follows:

“(f) “Ancillary Agreements” means: (i) the Landlord Consents, (ii) the Guaranty, and (iii) the Note.”

c.	Amendment of Section 1.01(m). Effective as of the Amendment Date, the definition of “City” found in Section 1.01(m) shall be amended and restated as follows:

“County” means Clark County, State of Nevada.

Further, the reference to “City” found in Section 3.05 shall be amended to state, “County.”

d.	Amendment of Section 1.01(ee). Effective as of the Amendment Date, the definition of “Law” found in Section 1.01(ee) shall be amended to remove the portion of the provision, “including the AMMA,”.

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D. Article II.

a.	Amendment of Section 2.01(b). Effective as of the Amendment Date, Section 2.01(b) is hereby amended and restated in its entirety to read as follows:

“(b) Purchase Price. The aggregate purchase price for the Acquired Securities shall be four hundred thousand dollars ($400,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

(i)	A deposit in the amount of two hundred thousand dollars ($200,000.00) (the “Deposit”) which the Parties agree and acknowledge has already been delivered by the Buyer to the Seller.

(ii)

On the Closing Date, the Buyer shall deliver to the Seller a promissory note (the “Note”) in the principal amount of two hundred thousand dollars ($200,000.00) (the “Note Payment”), which Note shall be in substantially the same form as Exhibit B to this First Amendment. The Note shall be secured by a personal guaranty (the “Guaranty”) given in favor of the Seller by Ivan Alexander Fox, the managing member of the Buyer.”

b.

Deletion of Section 2.02. Effective as of the Amendment Date, Section 2.02 is hereby deleted and removed in its entirety. For sake of clarity and to avoid confusion with section numbering, Section 2.02 shall be maintained in the Agreement as “intentionally omitted” and the deletion of Section 2.02 shall not affect the numbering of subsequent sections in Article II.

c.	Amendment of Section 2.06. Effective as of the Amendment Date, Section 2.06 is hereby amended and restated in its entirety to read as follows:

“Section 2.06 Closing Deliverables by Buyer. At or before the Closing Date, the Buyer shall deliver or cause to be delivered the following:

(a)	delivery of the executed Note and Guaranty;

(b)	executed counterparts of each of the other Ancillary Agreements (as applicable);

(c)

a certificate from a duly authorized officer or of Buyer, dated as of the Closing, (i) certifying and attaching true and complete copies of the resolutions duly and validly adopted by the managers and the members of Buyer authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and (ii) certifying that the conditions set forth in Article VI have been satisfied and that the statements therein are true and correct; and

(d)

such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.”

d.

Amendment of Section 2.07. Effective as of the Amendment Date, Section 2.07 is hereby amended to add a sentence to the end of the Section as follows: “Notwithstanding the foregoing, Buyer shall not be liable for nor pay any Taxes or fees incurred by Seller as the result of income received or incurred by Seller in connection with the payment of the Purchase Price by Buyer to Seller including, without limitation, any capital gains or other liability for income Taxes.

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E. Article III.

a.	Amendment of Section 3.09. Effective as of the Amendment Date, Section 3.09 is hereby amended and restated in its entirety to read as follows:

“Section 3.09 Management Agreements. The Management Agreement between the Company and Moj has been terminated and is no longer of any force and effect. Seller shall retain any and all liability with respect to the Management Agreement and shall indemnify and hold Buyer harmless therefrom. Except for the Management Agreement with Moj, the Company is not a party to any other management agreement.

F. Article IV.

a.	Addition of Section 4.03. Effective as of the Amendment Date, Section 4.03 is hereby renumbered as Section 4.05, and the following section is added and inserted as follows:

“Section 4.03 Assets. Except as set forth in Section 3.08 of the Disclosure Schedule, the Company holds all legal and beneficial right, title and interest in and to all of the assets of Company including, without limitation, all furniture, fixtures, and equipment located at the Facility, free and clear of any Lien. Immediately following the Closing, all of such assets will be owned or leased by Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, Company owns or leases such assets. Such assets comprise all of the assets, properties and rights used in the conduct of the Business.

b.	Addition of Section 4.04. Effective as of the Amendment Date, Section 4.04 is hereby added and inserted as follows:

“Section 4.04 Management Agreements. The Management Agreement between the Company and Moj has been terminated and is no longer of any force and effect. Seller shall retain any and all liability with respect to the Management Agreement and shall indemnify and hold Buyer harmless therefrom. Except for the Management Agreement with Moj, the Company is not a party to any other management agreement.

G. Article V.

a.	Amendment of Section 5.01. Effective as of the Amendment Date, Section 5.01 is hereby amended and restated in its entirety to read as follows:

“Section 5.01 Authority; Execution; Enforceability. Buyer is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Buyer has all necessary limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Company. This Agreement has been, and upon their execution, the Ancillary Agreements to which Buyer is a party, shall have been, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.”

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H. Article VII.

a.	Amendment of Section 7.01. Effective as of the Amendment Date, Section 7.01 is hereby amended and restated in its entirety to read as follows:

“Section 7.01 Regulatory Approval. As soon as practicable following the Amendment Date but in no event more than ten (10) Business days from the Amendment Date, the Seller shall submit this First Amendment and an amended TOI reflecting the transfer to Buyer to the CCB.”

I. Article VIII.

a.	Amendment of Section 8.01(a). Effective as of the Amendment Date, Section 8.01(a) is hereby amended and restated in its entirety to read as follows:

“(a) The representations and warranties of Company and the Seller contained in this Agreement shall survive the Closing until the date that is eighteen (18) months after the Closing Date (the “General Survival Date”). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Buyer to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

b.	Amendment of Section 8.04(a). Effective as of the Amendment Date, Section 8.04(a) is hereby amended and restated in its entirety to read as follows:

“(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Article III until the aggregate amount of all Losses in respect of indemnification under Article III exceeds Twenty Thousand Dollars ($20,000) (the “Basket Amount”), in which event the Indemnifying Party shall only be required to pay for the Losses in excess of the Basket Amount.

c.	Deletion of Section 8.04(b). Effective as of the Amendment Date, Section 8.04(b) is hereby amended and restated in its entirety to read as follows:

“(b) Notwithstanding any other term in this Agreement, the aggregate amount of Losses for which an Indemnifying Party shall be liable pursuant to this Article VIII shall not exceed one million dollars ($1,000,000).”

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J. Article IX.

a.	Amendment to Section 9.02. The address for Buyer is hereby updated and amended to read as follows:

If to Buyer, to: Fox Farms LLC Attn: Ivan Alexander Fox 1800 Industrial Road Suite 108G Las Vegas, Nevada 89102 Email: ivanfox2019@gmail.com

K. Schedules.

a.	Schedule II. Effective as of the Amendment Date, Schedule II is hereby deleted and removed in its entirety.

L. Exhibits.

a.	Exhibit B. Exhibit B to the MIPA is hereby deleted and removed in its entirety and shall be fully replaced with Exhibit B to this First Amendment (the Note with all schedules and exhibits thereto).

b.	Exhibit C. Exhibit C to the MIPA (and all exhibits and schedules thereto) is hereby deleted and removed in its entirety.

c.	Exhibit D. Exhibit D to the MIPA is hereby deleted and removed in its entirety.

d.	Exhibit E. Exhibit E to the MIPA shall be updated to reflect Fox Farms LLC as the Buyer.

III. No Further Amendments. Except as expressly provided herein, the MIPA shall be unaffected hereby and shall remain in full force and effect.

IV. Conflict. This First Amendment shall constitute and shall be interpreted as a written modification to the MIPA. In the event of a conflict between the terms of the MIPA or this First Amendment, the terms of this First Amendment shall control.

V. Incorporation by Reference. Section 9 of the MIPA, titled Miscellaneous is incorporated into this First Amendment by this reference, except that Section 9.07 shall be amended to include reference to this First Amendment together with the MIPA as the “entire agreement” of the parties.

VI. Governing Law. This First Amendment and the rights of the Parties hereunder shall, subject to the terms of the MIPA, be interpreted in accordance with the laws of the State of Nevada, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have duly executed this First Amendment as of the date set forth above.

BUYER: Fox Farms LLC		COMPANY: Nevada Medical Group, LLC

By:	/s/ Alex Fox	By:	/s/ Stephen ‘Trip’ Hoffman
	Name: Ivan Alexander Fox Title: Managing Member		Name: Stephen ‘Trip’ Hoffman Title: Manager

SELLER: DEP Nevada, Inc.

		By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen ‘Trip’ Hoffman Title: President

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Exhibit B

Promissory Note

US$200,000.00	__________, 20__

FOR VALUE RECEIVED, Fox Farms LLC, a Nevada limited liability company (“Borrower”), hereby promises to pay to the order of DEP Nevada, Inc., a Nevada corporation (“Lender”), the principal sum of Two Hundred Thousand U.S. Dollars (US$200,000.00) (the “Loan”), in lawful money of the United States of America and in immediately available funds. All monetary amounts referenced in this promissory note (the “Note”) are set forth in United States dollars, including without limitation the Loan and the Amount Due from time to time.

This Note is being delivered in accordance with the closing conditions of that certain membership interest purchase agreement, as amended (the “MIPA”) entered into between the Borrower, Lender, and Nevada Medical Group, LLC (the “Company”). As a condition precedent to the closing of the MIPA, Borrower’s managing member, Ivan Alexand Fox, shall execute a personal guaranty in substantially the same form as Attachment I (the “Guaranty”).

1. Maturity; Interest.

(a) Maturity. The unpaid principal balance of this Note plus accrued and unpaid interest thereon (such amount, less any payments made, the “Amount Due”) shall be due and payable on the Maturity Date. For purposes of this Note, the “Maturity Date” shall be the one (1) year anniversary of the Closing (as defined in the MIPA).

(b) Interest Rate. Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to the most recent Applicable Federal Rate as of the Closing Date of the MIPA (the “Interest Rate”). The Interest Rate will be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.

2. Payment Obligations. Borrower shall repay the Loan in twelve (12) equal payments (each a “Payment”). The first Payment shall be due on the first (1st) day of the calendar month immediately following the Closing and each subsequent payment shall be due on the first (1st) of each subsequent calendar month (each being a “Due Date”). Notwithstanding anything to the contrary, the entire Amount Due shall be due and payable on the Maturity Date.

3. Pre-Payment Allowed. The Borrower has the right, but not the obligation, at its sole discretion, to pre-pay this Note (including interest) without penalty, fee, or premium, in whole or in part, prior to the Maturity Date or any Due Date.

4. Application of Payments. All payments made hereunder shall be applied first to any fees or charges outstanding, then to accrued interest, and then to principal.

5. Place and Manner of Payment. All payments of principal and interest of this Loan are payable in lawful money of the United States of America, by wire transfer in immediately available funds (or other form of payment), to Lender or to such other person or entity as the Lender may designate from time to time by written notice to Borrower.

6. Guaranty. The performance of the Borrower of its obligations under this Note shall be guaranteed by the Guaranty.

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7. Release Upon Complete Payment. Upon Lender’s receipt of complete payment of the Amount Due under this Note, (i) the Lender shall surrender this Note as cancelled or provide such documentation evidencing the same, and (ii) the Lender shall release the guarantor from his obligations under the Guaranty.

8. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any amount when due including each Payment on the applicable Due Date, and such failure shall not have been remedied within five (5) calendar days of the applicable Due Date;

(b) Borrower is in breach of or default under any provision contained in this Note, including any of its representations, warranties, or covenants, and such breach shall not have been remedied within fifteen (15) days after receipt of written notice from Lender;

(c) a proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) Borrower’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of Borrower’s debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or of all or any substantial part of Borrower’s assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue without being dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue without being stayed and in effect, for a period of sixty (60) or more days;

(d) an order for relief against Borrower shall be entered in an involuntary case under the U.S. Federal Bankruptcy Code of 1978, as amended from time to time (the “Bankruptcy Law”); and

(e) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Law, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Law or (vi) take any action for the purpose of effecting any of the foregoing.

9. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Lender may, in addition to any other rights or remedies provided for hereunder or by applicable law, do any one or more of the following:

(i) declare that during the continuance of an Event of Default interest shall accrue on the outstanding balance of the principal and all accrued and unpaid interest at the Interest Rate, plus five percent (5%), or such lower maximum amount of interest permitted to be charged under applicable law, (the “Default Rate”) for each month that an outstanding balance is past due.

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(ii) declare all or any portion of the principal of, and any and all accrued and unpaid interest on, the Loan to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such obligations in full, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;

(iii) exercise all other rights and remedies available to Lender under applicable law, or in equity.

(b) The rights and remedies of the Lender under this Note shall be cumulative. The Lender shall have all other rights and remedies as provided under applicable law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender in enforcing any rights hereunder shall constitute a waiver, election or acquiescence by it in the absence of a written waiver signed by the Lender.

10. Expenses. The Parties shall each pay their own costs and expenses in connection with the preparation, negotiation, and execution of this Note. Following the execution of this Note, the Borrower shall pay all reasonable fees and expenses incurred by the Lender for any modification of any term of or termination of, the Note, or any other document delivered in connection with the transactions contemplated herein, and any and all legal fees, costs, and expenses incurred by the Lender in connection with enforcing or interpreting this Note. Borrower agrees to pay or reimburse upon demand, for all costs, fees, and expenses, if any (including, without limitation, counsel fees, costs, and expenses), incurred by the Lender in connection with the monitoring and enforcement (whether through negotiations, legal proceedings or otherwise) of the Note and the other documents to be delivered under the Note, including, without limitation, for any amendments, waivers, or other enforcement of rights hereunder including under this Section 10 (including counsel fees and expenses in connection with the foregoing).

11. Reinstatement. This Note shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Amount Due is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Amount Due is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Amount Due.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

13. Amendment. This Note or any provision hereof may be waived, changed, modified or discharged only by agreement in writing signed by Borrower and Lender. The Borrower may not assign or transfer its obligation hereunder without the prior written consent of the Lender, which consent may be withheld in its sole and absolute discretion. Lender may freely assign its rights hereunder.

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14. Severability. If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.

15. Governing Law. All questions concerning the construction, validity, and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

16. Dispute Resolution.

(a) In any claim or dispute arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability hereof (“Claim”), the parties to a Claim shall use their best efforts to settle the Claim informally. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit a claim to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party.

(b) The parties agree to submit all Claims and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Nevada, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the Clark County, Nevada. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Nevada substantive law in the adjudication of all Claims. Notwithstanding the foregoing, any party to a Claim may apply to the state courts located in Clark County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Nevada law unless the prevailing party failed or refused to first submit their claim to mediation in accordance with the above subsection. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the completion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Clark County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 30 days of their due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

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17. Savings Clause. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.

18. Cumulative Remedies. Each right, power, and remedy of the Lender as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy, and the exercise or beginning of the exercise by the Borrower of any one or more of such rights, powers, or remedies.

19. No Waiver. No failure or delay by the Lender in insisting upon the strict performance of any term, condition, or covenant of this Note or in exercising any right, power, or remedy consequent upon an Event of Default shall constitute a waiver of any such term, condition or covenant or of any such Event of Default, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Lender shall not be deemed to waive the right either to require prompt payments when due of all the amounts payable under the this Note, or to declare a default for failure to effect such prompt payment of any such other amount.

20. Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature including, without limitation, AdobeSign) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Time is of the Essence. Time is of the essence in the Borrower’s performance of each covenant and obligation in this Note.

[Intentionally Blank—Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above:

BORROWER:

Fox Farms LLC

By:
Name:	Ivan Alexander Fox
Its:	Managing Member

Address:
1800 Industrial Road, Suite 108G
Las Vegas, NV 89102

Email: ivanfox2019@gmail.com

LENDER:

DEP Nevada, Inc.

By:
Name:	Stephen ‘Trip’ Hoffman
Its:	President

Address:
2625 N. Green Valley Parkway
Suite 150
Henderson, NV 89014

Email: triphoffman@bodyandmind.com

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ATTACHMENT 1 to EXHBIT B of the First Amendment

GUARANTY

This guaranty (this “Guaranty”) is made effective as of ______________ (the “Effective Date”) delivered by Ivan Alexander Fox, an individual (the “Guarantor”) in favor of DEP Nevada, Inc., a Nevada corporation (the “Lender”).

WHEREAS, contemporaneous herewith, Fox Farms LLC, a Nevada limited liability company (“Borrower”) has entered into a promissory note with the Lender (the “Loan Agreement”) whereby Borrower has borrowed from Lender the principal amount of $200,000.00 (the “Loan”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, it is a condition precedent to Lender’s making of the Loan under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty.

WHEREAS, the Guarantor stands to materially benefit from the making of the Loan under the Loan Agreement.

NOW, THEREFORE, in consideration of the promises and in order to induce Lender to make the Loan, the Guarantor hereby agrees as follows:

1. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Loan Agreement.

(a) “Affiliate” means as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b) “Guaranteed Obligations” shall have the meaning set forth in Section 2(a).

(c) “Lien” means, with respect to any specified asset, any and all liens, claims, encumbrances, mortgages, options, pledges and security interests thereon.

(d) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(e) “Loan Obligation” shall mean all obligations of the Borrower to Lender under the Loan Agreement, including without limitation, payment of the Loan, all interest accrued thereon, and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Agreement.

(f) “Transfer” means to assign, sell, offer to sell, pledge, dispose of or any other like transfer, directly or indirectly.

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2. Guaranty.

(a) The Guarantor unconditionally and irrevocably guaranties to Lender, from the Effective Date and at all times thereafter while any portion of the Loan Obligation remains outstanding, punctual payment to Lender of all Loan Obligations, when due, whether by acceleration or otherwise (the “Guaranteed Obligation”).

(b) The Guarantor agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower.

3. Unconditional Character of Guaranty.

(a) The obligations of the Guarantor under this Guaranty are absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity, or enforceability of the Loan Agreement or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Lender under the Loan Agreement, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantor. It is the express purpose and intent of the parties hereto that this Guaranty and the Guarantor’s obligation hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

(b) Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any death, insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrower or the Guarantor, (ii) the Transfer of all or substantially all of Borrower’s assets to a third party, (iii) any action taken by Lender that is authorized by any provision of this Guaranty, or (iv) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4. No Duty to Pursue Others. Lender has the right to require the Guarantor to pay, comply with, and satisfy the Guaranteed Obligations under this Guaranty, and shall have the right to proceed immediately against the Guarantor with respect thereto.

5. Waivers and Acknowledgements.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

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6. Dissolution, Liquidation or Bankruptcy of the Borrower. In the event of the Borrower’s dissolution, insolvency or adjudication of bankruptcy or filing of a petition for relief under any present or future provision of the United States Bankruptcy Code, or the filing of such a petition against any Borrower, and in any such proceeding some or all of the Guaranteed Obligations are terminated or rejected, is modified or abrogated or are otherwise avoided for any reason, the Guarantor agrees that such liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such event, action, or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the dissolution, insolvency, bankruptcy or reorganization of the Borrower, as though such payment had not been made.

7. Default. Any default under, or breach of, this Guaranty by the Guarantor shall be considered a “Default” hereunder and an “Event of Default” under the Loan Agreement.

8. Enforcement Costs. The Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Loan Agreement or this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses shall be in addition to the Guaranteed Obligations.

9. Assignment. This Guaranty may not be assigned by the Guarantor without the prior written consent of Lender, in Lender’s sole and absolute discretion.

11. Governing Law; Dispute Resolution. The Parties expressly incorporate the provisions set forth in Section 15 and Section 16 of the Loan Agreement by this reference.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

12. No Waiver. Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Release. Upon the final payment and discharge in full of all Guaranteed Obligations, Lender shall timely deliver to the Guarantor a written release of this Guaranty.

15. Counterparts. This Guaranty may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Headings. The headings and captions of the various subdivisions of this Guaranty are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

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17. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Guaranty shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Guaranty shall nevertheless remain in full force and effect.

18. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

19. Miscellaneous. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with the Loan Agreement, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

20. Time is of the Essence. Time is of the essence in the Guarantor’s performance of each covenant and obligation in this Guaranty.

[signature page follows]

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty on the date first above written.

GUARANTOR:

__________________________

Name:  Ivan Alexander Fox

Address:

1800 Industrial Road, Suite 108G

Las Vegas, NV 89102

Email: ivanfox2019@gmail.com

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Attachment 1

[insert true and correct copy of the Assignment Agreement]

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Attachment 2

[insert true and correct copy of the MIPA]

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